EXHIBIT 10.39

EVERTEC, INC.
2013 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (together with the Vesting Schedule (defined below), this “Agreement”) is made as of this 24th day of February, 2017 (the “Date of Grant”), by and between EVERTEC, Inc. (the “Company”) and you (the “Participant”). Defined terms used but not otherwise defined herein will have the meanings attributed to them in the Plan (defined below) and the Participant's Employment Agreement.

W I T N E S S E T H

WHEREAS, the Company maintains the EVERTEC, Inc. 2013 Equity Incentive Plan (the “Plan”); and

WHEREAS, in connection with the Participant’s service as an employee of the Company or any of its Affiliates and Subsidiaries (the “Employment”), the Company desires to grant Restricted Stock Units (“RSUs”) to the Participant (the “Award”), subject to the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1.
Grant of RSUs. In consideration of the Employment, the Company will grant to the Participant the number of RSUs set forth in the vesting schedule attached hereto as Exhibit A (the “Vesting Schedule”). Each RSU represents the unfunded and unsecured promise of the Company to deliver to the Participant one share of common stock, par value $.01 per share, of the Company (the “Common Stock”) on the Settlement Date (as defined in Section 6 hereof).

2.	Purchase Price. The purchase price of the RSUs shall be deemed to be zero U.S. Dollars ($0) per share.

3.
Vesting. The RSUs shall vest and become non-forfeitable on the dates established in the Vesting Schedule (each such date, a “Vesting Date”), provided that the Participant is actively carrying out his or her duties in connection with the Employment at all times from the Date of Grant through each respective Vesting Date.

4.	Termination. For purposes of this Section 4, “Termination Date” is the date the Participant’s Employment is terminated under the circumstances set forth in (a) or (b) below.

(a)
In the event of the Participant’s Disability or in the event that the Employment is terminated (i) by the Company without Cause; (ii) by the Participant for Good Reason; (iii) due to the Participant’s death; or (iv) due to the Company’s non-renewal of the Participant’s Employment Agreement, then (A) all of the Time-based (defined in the Vesting Schedule) RSUs that have not become vested as of the date of Disability or the Termination Date, as applicable, shall automatically vest, conditioned on the Participant executing a general release of claims related to or arising from Participant’s Employment or Termination with the Company, in a form acceptable to the Company, and (B) the EBITDA Performance-based (defined in the Vesting Schedule) RSUs shall remain outstanding and capable of vesting in the normal course subject to actual performance, provided that the EBITDA Performance-based RSUs shall be prorated based on a fraction, the numerator of which is the number of full months in the Performance Period (as defined in the Vesting Schedule) during which the Participant was employed by the Company and the denominator of which is 36. Any partial month shall count as a whole calendar month if the Participant was in the employ of the Company for at least 15 calendar days during the month.

(b)
In the event the Employment is terminated (i) by the Company for Cause or (ii) by the Participant without Good Reason, all of the RSUs (both Time-based and Performance-based) that have not become vested as of the Termination Date shall automatically be forfeited.

5.
Dividend Equivalents. If the Company pays an ordinary cash dividend on its outstanding Common Stock at any time between the Date of Grant and the Settlement Date (as defined in Section 6 below) -- provided that the date on which stockholders of record are determined for purposes of paying a cash dividend on issued and outstanding shares of the Common Stock falls after the Date of Grant -- the Participant shall receive on the Settlement Date or at the next payroll payment: (a) a number of Shares having a Fair Market Value on the Vesting Date equal to the aggregate amount of the cash dividends paid by the Company on a single share of the Common Stock, multiplied by the number of RSUs that are settled on the Settlement Date; or (b) a lump sum cash payment equal to the aggregate amount of the cash dividends paid by the Company on a single share of the Common Stock, multiplied by the number of RSUs that are settled on the Settlement Date ((a) or (b) as applicable, the “Dividend Payment”); provided, however, that in the case of (a), any partial Share resulting from the calculation will be paid in cash.

6.
Settlement. On or before March 15th following the Vesting Date or, if earlier, within 75 days following the day any RSUs are automatically vested in accordance with the terms and conditions of this Agreement (the “Settlement Date”), the Company shall (a) issue and deliver to the Participant one share of Common Stock for each vested RSU (the “Shares”) and enter the Participant’s name as a shareholder of record or beneficial owner with respect to the Shares on the books of the Company; and (b) calculate the Dividend Payment. The Participant agrees that the Company may deduct from the Dividend Payment any amounts owed by the Participant to the Company with respect to any whole Share issued by the Company to the Participant to cover any partial Share resulting from the settlement process.

7.
Taxes. Unless otherwise required by applicable law, on the Settlement Date, (a) the Shares and the Dividend Payment will be considered ordinary income for tax purposes and subject to all applicable payroll taxes; (b) the Company shall report such income to the appropriate taxing authorities as it determines to be necessary and appropriate; (c) the Participant shall be responsible for payment of any taxes due in respect of the Shares and the Dividend Payment; and (d) the Company shall withhold taxes in respect of the Shares and the Dividend Payment (a “Tax Payment”); provided, however, that the Participant may elect, subject to the Company's approval in its sole discretion, to satisfy his or her obligation to pay the Tax Payment by authorizing the Company to withhold from any Shares otherwise to be delivered to the Participant, a number of whole shares of Common Stock having a Fair Market Value equal to the Tax Payment (i.e., a “cashless exercise”). If the Participant fails to pay any required Tax Payment, the Company may, in its discretion, deduct any Tax Payments from any amount then or thereafter payable by the Company to the Participant and take such other action as deemed necessary to satisfy all obligations for the Tax Payment (including reducing the number of Shares delivered on the Settlement Date). The Participant agrees to pay the Company in the form of a check or cashier’s check any overage of the Tax Payment paid by the Company as a result of making whole any partial Share issued through a cashless exercise. Furthermore, the Participant acknowledges and agrees that the Participant will be solely responsible for making any Tax Payment directly to the appropriate taxing authorities should the Participant opt not to satisfy his or her Tax Payment through a cashless exercise.

8.
Rights as Stockholder. Upon and following the Settlement Date (but not before), the Participant shall be the record or beneficial owner of the Shares unless and until such shares are sold or otherwise disposed of, and, if a record owner, shall be entitled to all rights of a stockholder of the Company (including voting rights).

9.	Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Puerto Rico applicable to contracts to be performed therein.

10.
Notice. Every notice or other communication relating to this Agreement shall be made in writing and the notice, request or other communication shall be deemed to be received upon receipt by the party entitled thereto. Any notice, request or other communication by the Participant should be delivered to the Company’s General Counsel.

11.
Miscellaneous. This Agreement, the Plan and the Employment Agreement (solely with respect to the defined terms and the non-compete and non-solicitation covenants contained therein (the “Incorporated Provisions”)) contain the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. If the Participant’s Employment Agreement expires or is not renewed by the Company and the Participant’s Employment continues, the Incorporated Provisions will remain valid insofar as this Agreement remains in effect. No change, modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan. The terms and provisions of the Plan and the Vesting Schedule are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

By clicking “I Accept” in the checkbox below, the Participant is hereby agreeing to the terms and conditions of this Agreement as of the Date of Grant set forth above, and that he or she has read the same, including the Vesting Schedule.